Exhibit 99.1

Skillsoft Reports Financial Results for the Third Quarter of Fiscal Year 2023

BOSTON – December 6, 2022 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a leading platform for transformative learning experiences, today announced its financial results for the third quarter of fiscal 2023 ended October 31, 2022.

“Q3 results were in-line with our expectations, and we reaffirmed our full year guidance as we continue to be on track for strong bookings and revenue in Q4 which is our largest quarter of the year,” said Jeffrey R. Tarr, Skillsoft’s Chief Executive Officer. “I’m also pleased that we were able to grow our Global Knowledge segment bookings sequentially in the quarter and sustain double digit revenue growth in our Codecademy business.”

Fiscal 2023 Third Quarter Select Metrics and Financials from Continuing Operations1

●	Skillsoft Content segment LTM Bookings were up 5% and down 4% in the quarter on a constant currency basis due primarily to a downgrade by one account.
●	Global Knowledge segment Bookings were up 3% sequentially and down 16% on a constant currency year over year basis due to previously disclosed subsidy reductions at one partner.
●	Total Bookings of $133 million were down 9% on a constant currency basis primarily due to the Global Knowledge segment.
●	GAAP revenue was down 1% and down 3% on a pro forma constant currency basis primarily due to the Global Knowledge segment.
●	LTM Content Dollar Revenue Retention was 98% and 96% in the quarter.
●	GAAP net loss of $528 million included a $571 million goodwill impairment charge and Adjusted EBITDA was $28M.
●	Ended the quarter with $175 million of cash on the balance sheet after retiring $31 million of our Term Loan B.

Outlook Commentary

We are reaffirming our outlook but moving to a GAAP revenue presentation to conform to GAAP accounting not due to a change in the fundamentals of the business. As such our GAAP revenue guidance excludes approximately $25 million to $30 million of reseller fees. Our other ranges remain the same.

Full Year Fiscal 2023 Outlook2 ($ millions)

Bookings	$580 to $615
GAAP Revenue	$520 to $550
Adjusted EBITDA	$105 to $125

1 Growth calculated compared to the prior year noted on a pro forma presentation basis as if Skillsoft, Global Knowledge and Codecademy had merged on February 1, 2021. Constant currency results represent current year period local currency amounts translated at prior year foreign exchange rates. Continuing operations excludes SumTotal results for all periods presented as a result of the sale on August 15th.

2 See “Non-GAAP Financial Measures and Key Performance Metrics” below for the definitions of our key operational and non-GAAP metrics and how they are calculated and more information regarding the fact that the Company is unable to reconcile forward-looking non-GAAP measures without unreasonable efforts.

Key Operational Metrics and Non-GAAP Financial Measures

Bookings

The unaudited bookings for the three and nine months ended October 31, 2022 and 2021 in the following table are adjusted and presented on a pro forma basis as if Skillsoft, Global Knowledge and Codecademy had merged on February 1, 2021. The Skillsoft content line includes Codecademy bookings.

					Change					Change
	Three Months				(Constant	Nine Months				(Constant
(In thousands)	Ended October 31,		Change		Currency)	Ended October 31,		Change		Currency)
	2022	2021	$	%	%	2022	2021	$	%	%
Continuing operations:
Skillsoft Content	$84,784	$90,646	$(5,862)	(6)%	(4)%	$222,310	$214,666	$7,644	4%	6%
Global Knowledge	47,786	61,690	(13,904)	(23)%	(16)%	149,944	190,488	(40,544)	(21)%	(16)%
Total	$132,570	$152,336	$(19,766)	(13)%	(9)%	$372,254	$405,154	$(32,900)	(8)%	(5)%

Pro Forma Revenue3

Pro forma revenue was $139 million and $151 million for the three months ended October 31, 2022 and 2021, respectively, and $423 million and $441 million for the nine months ended October 31, 2022 and 2021, respectively. The unaudited pro forma revenue for the three and nine months ended October 31, 2022 and 2021 in the following table are adjusted and presented on a pro forma basis as if Skillsoft, Global Knowledge and Codecademy had merged on February 1, 2021. The Skillsoft content line includes Codecademy revenue. See the full reconciliation to GAAP revenue to Pro Forma Revenue in the table on pages 13.

					Change					Change
	Three Months				(Constant	Nine Months				(Constant
	Ended October 31,		Change		Currency)	Ended October 31,		Change		Currency)
	2022	2021	$	%	%	2022	2021	$	%	%
Continuing operations:

Skillsoft Content	$97,968	$98,060	$(92)	0%	3%	$294,565	$286,208	$8,357	3%	5%

Global Knowledge	$41,422	$53,206	$(11,784)	(22)%	(15)%	$128,296	$154,392	$(26,096)	(17)%	(11)%

Pro Forma Revenue	$139,390	$151,266	$(11,876)	(8)%	(3)%	$422,861	$440,600	$(17,739)	(4)%	(1)%

Dollar Retention Rate

The following table sets forth dollar retention rates (“DRR”) for the last twelve-month (“LTM”) period ended October 31, 2022 and 2021 and for the three month periods ended October 31, 2022 and 2021:

	October 31
	LTM	LTM	Q3	Q3
	2022	2021	2022	2021
Skillsoft Content (continuing operations)	98%	95%	96%	98%

Pro Forma Adjusted Net Loss and Pro Forma Adjusted EBITDA3

The Pro Forma Adjusted Net Loss and Pro Forma Adjusted EBITDA for the three and nine months ended October 31, 2022 and 2021 in the following table are adjusted and presented on a pro forma basis as if Skillsoft, Global Knowledge and Codecademy had merged on February 1, 2021. See the full reconciliation and adjusting items in the tables on pages 11 to 14.

3 The unaudited pro forma financial information is presented in accordance with Regulation S-X, Article 11 to enhance comparability for all periods by including operating results for Skillsoft, Global Knowledge and Codecademy as if the mergers had closed on February 1, 2021. The unaudited pro forma financial information excludes any cost or growth synergies that Skillsoft may have achieved as a result of the mergers.

SKILLSOFT CORP.

PRO FORMA ADJUSTED NET LOSS AND EBITDA3

(IN THOUSANDS)

					Change					Change
	Three Months				(Constant	Nine Months				(Constant
	Ended October 31,		Change		Currency)	Ended October 31,		Change		Currency)
	2022	2021	$	%	%	2022	2021	$	%	%
Continuing operations:

Pro Forma Adjusted Net Loss	$(30,704)	$(9,119)	$(21,585)	237%	NA	$(84,183)	$(60,019)	$(24,164)	40%	NA

Pro Forma Adjusted EBITDA	$28,086	$32,937	$(4,851)	(15)%	(8)%	$80,117	$89,050	$(8,933)	(10)%	(4)%

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413-9278 from the United States and Canada or (215) 268-9914 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for six months.

About Skillsoft

Skillsoft delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills, they grow a more capable, adaptive, and engaged workforce. Through a portfolio of best-in-class content, a platform that is personalized and connected to customer needs, world-class tech, and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skill gaps and unlocking human potential. Learn more at www.skillsoft.com.

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE METRICS

We track the non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

We disclose the following non-GAAP financial measures and key performance metrics in this press release because we believe these non-GAAP financial measures and key performance metrics provide meaningful supplemental information. Excluding the effects of these items in non-GAAP measures would assist investors in analyzing and assessing past and future operating performance and comparison of operating results across reporting periods.

●	Bookings - Bookings in any particular period represents the dollar value of orders received during that period and reflects (i) subscription renewals, upgrades, churn, and downgrades to existing customers, (ii) non- subscription services, and (iii) sales to new customers. Bookings generally represents a customer’s annual obligation (versus the life of the contract), and, for the subscription business, revenue is recognized for such bookings over the following 12 months. We use bookings to measure and monitor current period business activity with respect to our ability to sell subscriptions and services to our platform. Bookings are adjusted and presented on a pro forma basis as if Skillsoft, Global Knowledge and Codecademy had merged on February 1, 2021, to enhance comparability.
●	Pro Forma Revenue – Pro Forma Revenue is defined as GAAP revenue adjusted in accordance with Regulation S-X, Article 11 as if Skillsoft, Global Knowledge and Codecademy had merged on February 1, 2021, to enhance comparability. Pro Forma Revenue is reconciled to the reported GAAP revenue for all the periods presented.
●	Dollar Retention Rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.
●	Adjusted Net Loss - Adjusted Net Loss is defined as GAAP Net loss excluding non-cash items, discrete and event-specific costs that do not represent normal, recurring, cash operating expenses necessary for our business operations, and certain accounting income and/or expenses that management believes are necessary to enhance the comparability and are useful in assessing our operating performance, include the following (all net of the related tax effects):
o	Stock-based compensation expense – Non-cash expense associated with stock-based compensation.
o	Impairment of goodwill and intangible assets – Non-cash impairment charges associated with goodwill and intangible assets are unusual and of non-recurring charges.
o	Restructuring charges – Severance costs and the abandonment of right-of-use assets resulted from the acquisition integration process and cost saving initiatives.
o	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
o	Foreign currency impact – Unrealized and realized foreign exchange gains or losses due to fluctuations in exchange rates.
o	Acquisition and integration related costs – Non-recurring costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration related costs.
o	Transformation costs – Non-recurring costs incurred to transform our operations through significant strategic non-ordinary course transactions.
o	System migration costs – Non-recurring costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
o	Gain on sale of business – Non-recurring gain from the sale of SumTotal.
o	Income from discontinued operations – Income from discontinued operations that do not reflect our current operating performance.

●	Adjusted EBITDA - Adjusted EBITDA is defined as Adjusted Net Loss excluding interest expense or income, benefit from or provision for income taxes, depreciation and amortization expense.
●	Pro Forma Adjusted Net Loss – Pro Forma Adjusted Net Loss is defined as Adjusted Net Loss adjusted in accordance with Regulation S-X, Article 11 as if Skillsoft, Global Knowledge and Codecademy had merged on February 1, 2021, to enhance comparability.
●	Pro Forma Adjusted EBITDA – Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA adjusted in accordance with Regulation S-X, Article 11 as if Skillsoft, Global Knowledge and Codecademy had merged on February 1, 2021, to enhance comparability.

Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook (including bookings, revenue and adjusted EBITDA), our product development and planning, our pipeline, future capital expenditures, share repurchases, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services and competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, and our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “forecast,” “seek,” “outlook,” “target,” “goal,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including:

●	our ability to realize the benefits expected from the business combination between Skillsoft, Churchill Capital Corp. II, and Global Knowledge, and other recent transactions, including our acquisitions of Pluma and Codecademy, and disposition of SumTotal;
●	the impact of U.S. and worldwide economic trends, financial market conditions, geopolitical events, natural disasters, climate change, public health crises, the ongoing COVID-19 pandemic (including any variant), political crises, or other catastrophic events on our business, liquidity, financial condition and results of operations;
●	our ability to attract and retain key employees and qualified technical and sales personnel;
●	our reliance on third parties to provide us with learning content, subject matter expertise, and content productions and the impact on our business if our relationships with these third parties are terminated;
●	fluctuations in our future operating results;
●	our ability to successfully identify, consummate, and achieve strategic objectives in connection with our acquisition opportunities and realize the benefits expected from the acquisition;
●	the demand for, and acceptance of, our products and for cloud-based technology learning solutions in general;
●	our ability to compete successfully in competitive markets and changes in the competitive environment in our industry and the markets in which we operate;
●	our ability to market existing products and develop new products;
●	a failure of our information technology infrastructure or any significant breach of security, including in relation to the migration of our key platforms from our systems to cloud storage;
●	future regulatory, judicial, and legislative changes in our industry;
●	our ability to comply with laws and regulations applicable to our business, including shifting global privacy, data protection, and cyber and information security laws and regulations, as well as state privacy and data protection laws;
●	a failure to achieve and maintain effective internal control over financial reporting;
●	fluctuations in foreign currency exchange rates;
●	our ability to protect or obtain intellectual property rights;
●	our ability to raise additional capital;
●	the impact of our indebtedness on our financial position and operating flexibility;

●	our ability to meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;
●	our ability to implement our share repurchase program successfully;
●	our ability to successfully defend ourselves in legal proceedings; and
●	our ability to continue to meet applicable listing standards.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see the risk factors included in our Form 10-K filed with the SEC for the fiscal year ended January 31, 2022 and in our other filings with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected, and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data, and our market position are based on the most currently available data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Our forward-looking statements speak only as of the date made and we do not undertake to update these forward-looking statements unless required by applicable law. With regard to these risks, uncertainties, and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

Investors

Eric Boyer

Senior Vice President, Investor Relations

eric.boyer@skillsoft.com

Media

Nancy Coleman

Senior Vice President, Corporate Communications

nancy.coleman@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	October 31, 2022	January 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$174,708	$138,176
Restricted cash	7,322	14,015
Accounts receivable, less reserves of approximately $393 and $125 as of October 31, 2022 and January 31, 2022 respectively	102,440	173,876
Prepaid expenses and other current assets	38,027	37,082
Current assets associated with discontinued operations	—	64,074
Total current assets	322,497	427,223
Property and equipment, net	10,657	11,475
Goodwill	462,080	795,811
Intangible assets, net	769,680	793,859
Right of use assets	14,046	17,988
Fair value of hedge instruments	5,249	—
Other assets	11,192	10,780
Non-current assets associated with discontinued operations	—	164,812
Total assets	$1,595,401	$2,221,948
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$6,404	$4,800
Borrowings under accounts receivable facility	41,461	74,629
Accounts payable	20,950	24,159
Accrued compensation	18,858	40,822
Accrued expenses and other current liabilities	31,578	47,757
Lease liabilities	4,271	6,387
Deferred revenue	197,907	259,701
Current liabilities associated with discontinued operations	8,000	87,467
Total current liabilities	329,429	545,722

Long-term debt	582,870	462,185
Warrant liabilities	2,119	28,199
Deferred tax liabilities	77,055	99,395
Long term lease liabilities	11,976	11,750
Deferred revenue - non-current	667	1,248
Other long-term liabilities	17,410	11,125
Long-term liabilities associated with discontinued operations	—	2,426
Total long-term liabilities	692,097	616,328
Commitments and contingencies	—	—
Shareholders’ equity:
Shareholders’ common stock - Class A common shares, $0.0001 par value: 375,000,000 shares authorized and 164,316,842 shares issued and outstanding at October 31, 2022 and 133,258,027 shares issued and outstanding at January 31, 2022	14	11
Additional paid-in capital	1,511,940	1,306,146
Accumulated deficit	(918,714)	(247,229)
Treasury stock at cost, 645,428 shares at October 31, 2022	(1,433)	—
Accumulated other comprehensive (loss) income	(17,932)	970
Total shareholders’ equity	573,875	1,059,898
Total liabilities and shareholders’ equity	$1,595,401	$2,221,948

SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Successor	Successor
	Three Months	Three Months
	Ended	Ended
	October 31, 2022	October 31, 2021
Revenues:
Total revenues	$139,390	$140,153
Operating expenses:
Costs of revenues	36,655	39,052
Content and software development	17,252	10,462
Selling and marketing	44,680	35,046
General and administrative	28,281	27,452
Amortization of intangible assets	43,438	34,406
Impairment of goodwill and intangible assets	570,887	—
Recapitalization and acquisition-related costs	4,889	3,407
Restructuring	2,010	775
Total operating expenses	748,092	150,600
Operating loss	(608,702)	(10,447)
Other income (expense), net	1,601	(661)
Fair value adjustment of warrants	9,128	(36,838)
Fair value adjustment of hedge instruments	20,314	—
Interest income	69	9
Interest expense	(14,556)	(6,997)
Loss before provision for (benefit from) income taxes	(592,146)	(54,934)
Provision for (benefit from) provision for income taxes	(8,832)	(6,168)
Loss from continuing operations	(583,314)	(48,766)
Gain on sale of business	53,756	—
Income from discontinued operations, net of tax	1,215	5,911
Net loss	$(528,343)	$(42,855)

Income (loss) per share:
Ordinary – Basic and Diluted (Successor) - continuing operations	(3.54)	(0.37)
Ordinary – Basic and Diluted (Successor) - discontinued operations	0.33	0.04
Ordinary – Basic and Diluted (Successor)	$(3.21)	$(0.32)
Weighted average common share outstanding:
Ordinary – Basic and Diluted (Successor)	164,467	133,116

SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year to Date Results
	Fiscal 2023	Fiscal 2022
	Successor	Successor	Predecessor (SLH)
	Nine Months	From	From
	Ended	June 12, 2021 to	February 1, 2021 to
	October 31, 2022	October 31, 2021	June 11, 2021
Revenues:
Total revenues	$414,803	$215,620	$102,494
Operating expenses:
Costs of revenues	109,662	61,342	22,043
Content and software development	53,276	16,679	15,012
Selling and marketing	126,089	54,739	34,401
General and administrative	83,994	44,281	16,471
Amortization of intangible assets	128,196	52,899	46,492
Impairment of goodwill and intangible assets	641,362	—	—
Recapitalization and acquisition-related costs	26,653	13,305	6,641
Restructuring	10,289	1,062	(576)
Total operating expenses	1,179,521	244,307	140,484
Operating loss	(764,718)	(28,687)	(37,990)
Other income (expense), net	2,733	(1,653)	(167)
Fair value adjustment of warrants	26,080	(19,723)	900
Fair value adjustment of hedge instruments	5,249	—	—
Interest income	239	18	60
Interest expense	(37,541)	(16,322)	(16,763)
Loss before benefit from income taxes	(767,958)	(66,367)	(53,960)
Benefit from income taxes	(34,234)	(8,165)	(3,521)
Loss from continuing operations	(733,724)	(58,202)	(50,439)
Gain on sale of business	53,756	—	—
Income from discontinued operations, net of tax	8,483	3,494	1,175
Net loss	$(671,485)	$(54,708)	$(49,264)

Income (loss) per share:
Class A and B – Basic and Diluted (SLH) - Continuing operations	*	*	(12.61)
Class A and B – Basic and Diluted (SLH) - Discontinued operations	*	*	0.29
Class A and B – Basic and Diluted (SLH)	*	*	$(12.32)
Ordinary – Basic and Diluted (Successor) - Continuing operations	(4.78)	(0.44)	*
Ordinary – Basic and Diluted (Successor) - Discontinued operations	0.41	0.03	*
Ordinary – Basic and Diluted (Successor)	$(4.37)	$(0.41)	*
Weighted average common share outstanding:
Class A and B – Basic and Diluted (SLH)	*	*	4,000
Ordinary – Basic and Diluted (Successor)	153,523	133,116	*

SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fiscal 2023	Fiscal 2022
	Successor	Successor	Predecessor (SLH)
	Nine Months	From	From
	Ended	June 12, 2021 to	February 1, 2021 to
	October 31, 2022	October 31, 2021	June 11, 2021
Cash flows from operating activities:
Net loss	$(671,485)	$(54,708)	$(49,264)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation	25,311	9,034	—
Depreciation and amortization	5,323	4,309	3,572
Amortization of intangible assets	134,541	57,087	50,902
Change in bad debt reserve	275	(668)	(174)
Benefit from income taxes – non-cash	(43,115)	(9,937)	(5,886)
Non-cash interest expense	1,550	913	487
Fair value adjustment to warrants	(26,080)	19,723	(900)
Right-of-use asset	4,302	3,473	748
Impairment of goodwill	641,362	—	—
Unrealized gain on derivative instrument	(5,249)	—	—
Gain on sale of business	(53,756)	—	—
Changes in current assets and liabilities, net of effects from acquisitions:
Accounts receivable	76,821	(8,446)	88,622
Prepaid expenses and other current assets	(617)	(5,002)	3,379
Accounts payable	(3,052)	(1,636)	(6,417)
Accrued expenses, including long-term	(23,378)	13,962	(18,592)
Lease liability	(2,261)	(4,046)	(1,301)
Deferred revenue	(84,053)	(24,599)	(31,365)
Net cash (used in) provided by operating activities	(23,561)	(541)	33,811
Cash flows from investing activities:
Purchase of property and equipment	(4,713)	(4,351)	(641)
Internally developed software - capitalized costs	(8,639)	(2,293)	(2,350)
Sale of SumTotal, net of cash transferred	171,995	—	—
Acquisition of Codecademy, net of cash acquired	(198,842)	—	—
Acquisition of Global Knowledge, net of cash received	—	(156,926)	—
Acquisition of Skillsoft, net of cash received	—	(386,035)	—
Acquisition of Pluma, net of cash received	—	(18,646)	—
Net cash used in investing activities	(40,199)	(568,251)	(2,991)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awarded	(2,603)	(614)	—
Purchase of treasury stock	(1,433)	—	—
Proceeds from equity investment (PIPE)	—	530,000	—
Proceeds from issuance of term loans, net of fees	157,088	464,290	—
Principal payments on capital lease obligation	—	(407)	(370)
(Payments on) proceeds from accounts receivable facility, net of borrowings	(33,168)	(23,198)	16,577
Principal payments on term loans	(36,194)	—	—
Repayment of First and Second Out loans	—	(605,591)	(1,300)
Net cash provided by financing activities	83,690	364,480	14,907
Effect of exchange rate changes on cash and cash equivalents	(6,823)	(820)	203
Net increase (decrease) in cash, cash equivalents and restricted cash	13,107	(205,132)	45,930
Cash, cash equivalents and restricted cash, beginning of period	168,923	288,483	74,443
Cash, cash equivalents and restricted cash, end of period	$182,030	$83,351	$120,373
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$174,708	$80,671	$117,299
Restricted cash	7,322	2,680	3,074
Cash, cash equivalents and restricted cash, end of period	$182,030	$83,351	$120,373

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANICAL MEASURES

(in thousands, unaudited)

	Successor	Successor
	Three Months	Three Months
	Ended	Ended
	October 31, 2022	October 31, 2021
Net loss, as reported	$(528,343)	$(42,855)

Income from discontinued operations, net of tax	(1,215)	(5,911)
Gain on sale of business	(53,756)	—
Impairment of goodwill and intangible assets	570,887	—
Recapitalization and acquisition-related costs	4,889	3,407
Restructuring	2,010	775
Foreign currency impact	(1,102)	610
Warrant fair value adjustment	(9,128)	36,838
Fair value adjustment of hedge instruments	(20,314)	—
Stock-based compensation expense	8,396	4,217
Transformation costs	4,223	3,018
System migration costs	1,116	1,357
Tax impact of non-GAAP adjustments	(8,367)	(5,639)
Adjusted net loss from continuing operations	$(30,704)	$(4,183)

Interest expense, net	14,487	6,988
Expense from income taxes, excluding tax impacts above	(465)	(529)
Depreciation	1,330	1,517
Amortization of intangible assets	43,438	34,406
Adjusted EBITDA from continuing operations	$28,086	$38,199

GAAP Operating Margin %	(436.7)%	(7.5)%
Amortization of intangible assets	31.2%	24.5%
Impairment of goodwill and intangible assets	409.6%	0.0%
Recapitalization and acquisition-related costs	3.5%	2.4%
Restructuring	1.4%	0.6%
Stock-based compensation expense	6.0%	3.0%
Transformation costs	3.0%	2.2%
System migration costs	0.8%	1.0%
Depreciation	1.0%	1.1%
Adjusted EBITDA Margin %	20.1%	27.3%

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANICAL MEASURES

(in thousands, unaudited)

	Fiscal 2023	Fiscal 2022
	Successor	Successor	Predecessor (SLH)
	Nine Months	From	From
	Ended	June 12, 2021 to	February 1, 2021 to
	October 31, 2022	October 31, 2021	June 11, 2021

Net loss, as reported	$(671,485)	$(54,708)	$(49,264)

Income from discontinued operations, net of tax	(8,483)	(3,494)	(1,175)
Gain on sale of business	(53,756)	—	—
Impairment of goodwill and intangible assets	641,362	—	—
Recapitalization and acquisition-related costs	26,653	13,305	6,641
Restructuring	10,289	1,062	(576)
Foreign currency impact	(2,223)	1,427	(102)
Warrant fair value adjustment	(26,080)	19,723	(900)
Fair value adjustment of hedge instruments	(5,249)	—	—
Stock-based compensation expense	26,906	9,034	—
Transformation costs	7,266	2,888	901
System migration costs	4,348	2,010	1,253
Tax impact of non-GAAP adjustments	(30,459)	(6,084)	(471)
Adjusted net loss from continuing operations	$(80,911)	$(14,837)	$(43,693)

Interest expense, net	37,302	16,304	16,703
Expense from income taxes, excluding tax impacts above	(3,775)	(2,081)	(3,050)
Depreciation	3,690	2,523	1,776
Amortization of intangible assets	128,196	52,899	46,492
Adjusted EBITDA from continuing operations	$84,502	$54,808	$18,228

GAAP Operating Margin %	(184.4)%	(13.3)%	(37.1)%
Amortization of intangible assets	30.9%	24.5%	45.4%
Impairment of goodwill and intangible assets	154.6%	0.0%	0.0%
Recapitalization and acquisition-related costs	6.4%	6.2%	6.5%
Restructuring	2.5%	0.5%	(0.6)%
Stock-based compensation expense	6.5%	4.2%	0.0%
Transformation costs	1.8%	1.3%	0.9%
System migration costs	1.0%	0.9%	1.2%
Depreciation	0.9%	1.2%	1.7%
Adjusted EBITDA Margin %	20.4%	25.4%	17.8%

SKILLSOFT CORP.

PRO FORMA REVENUE

(IN THOUSANDS)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
GAAP revenue, as reported:
Successor	$139,390	$140,153	$414,803	$215,620
Predecessor (SLH)				102,494

Proforma adjustments:
Deferred revenue fair value adjustment (1)				19,291
Revenue from acquisitions (2)		11,113	8,058	103,195

Proforma Revenue (3)	$139,390	$151,266	$422,861	$440,600

(1)	Adjustment for the period from February 1, 2021 to June 11, 2021 as if the deferred revenue was not reduced to fair value per the fresh-start reporting requirements.
(2)	Revenue from acquisitions for the nine months ended October 31, 2021 includes Global Knowledge’s revenue for the period from February 1, 2021 to June 11, 2021, which was disclosed on Form 8-K filed with the SEC on December 14, 2021, and Codecademy’s revenue as if the acquisition had closed on February 1, 2021. Revenue from acquisitions for the three months ended October 31, 2021 includes Codecademy’s revenue for the period from August 1, 2021 to October 31, 2021. Revenue from acquisitions for the nine months ended October 31, 2022 only includes Codecademy’s revenue for the period from February 1, 2022 to April 4, 2022 as its post-acquisition revenue is included in the GAAP revenue.
(3)	Proforma Revenue is presented in Note 3 "Business Combinations" of the Notes to Unaudited Condensed Consolidated Financial Statements for the quarterly period ended October 31, 2022 in accordance with Regulation S-X, Article 11.

SKILLSOFT CORP.

PRO FORMA ADJUSTED NET LOSS

(IN THOUSANDS)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Adjusted net loss from continuing operations (1)
Successor	$(30,704)	$(4,183)	$(80,911)	$(14,837)
Predecessor (SLH)	(43,693)

Proforma adjustments:
Deferred revenue fair value adjustment (2)				19,291
Deferred commissions fair value adjustment (2)				(2,414)
Interest adjustment for debt prepayment (3)		441	925	518
Tax impact of adjustments above		(50)	(41)	(1,689)
Adjusted net loss from acquisitions (4)		(5,328)	(4,156)	(17,195)

Pro Forma Adjusted Net Loss	$(30,704)	$(9,119)	$(84,183)	$(60,019)

(1)	See RECONCILIATION OF NON-GAAP FINANICAL MEASURES within this press release for more details.
(2)	Adjustments for the period from February 1, 2021 to June 11, 2021 as if the deferred revenue and deferred commissions were not reduced to fair value per the fresh-start reporting requirements.
(3)	Under the terms of our Amended Credit Agreement, the net proceeds attributable to the sale of SumTotal required a mandatory prepayment of $31.4 million. Interest expense under the Amended Credit Agreement is adjusted for the prepayment.
(4)	Adjusted net loss from acquisitions for the nine months ended October 31, 2021 includes Global Knowledge’s adjusted net loss for the period from February 1, 2021 to June 11, 2021, which as disclosed on Form 8-K filed with the SEC on December 14, 2021, and Codecademy’s adjusted net loss as if the acquisition had closed on February 1, 2021. Adjusted net loss from acquisitions for the three months ended October 31, 2021 includes Codecademy’s adjusted net loss for the period from August 1, 2021 to October 31, 2021. Adjusted net loss from acquisitions for the nine months ended October 31, 2022 only includes Codecademy’s adjusted net loss for the period from February 1, 2022 to April 4, 2022 as its post-acquisition adjusted net loss is included in the adjusted net loss from continuing operations.

SKILLSOFT CORP.

PRO FORMA ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Adjusted EBITDA from continuing operations (1)
Successor	$28,086	$38,199	$84,502	$54,808
Predecessor (SLH)				18,228

Proforma adjustments:
Deferred revenue fair value adjustment (2)				19,291
Deferred commissions fair value adjustment (2)				(2,414)
Adjusted EBITDA from acquisitions (3)		(5,262)	(4,385)	(863)
Pro Forma Adjusted EBITDA	$28,086	$32,937	$80,117	$89,050

(1)	See RECONCILIATION OF NON-GAAP FINANICAL MEASURES within this press release for more details.
(2)	Adjustments for the period from February 1, 2021 to June 11, 2021 as if the deferred revenue and deferred commissions were not reduced to fair value per the fresh-start reporting requirements.
(3)	Adjusted EBITDA from acquisitions for the nine months ended October 31, 2021 includes Global Knowledge’s adjusted EBITDA for the period from February 1, 2021 to June 11, 2021, which as disclosed on Form 8-K filed with the SEC on December 14, 2021, and Codecademy’s adjusted EBITDA as if the acquisition had closed on February 1, 2021. Adjusted EBITDA from acquisitions for the three months ended October 31, 2021 includes Codecademy’s adjusted EBITDA for the period from August 1, 2021 to October 31, 2021. Adjusted EBITDA from acquisitions for the nine months ended October 31, 2022 only includes Codecademy’s adjusted EBITDA for the period from February 1, 2022 to April 4, 2022 as its post-acquisition adjusted EBITDA is included in the adjusted EBITDA from continuing operations.